Exhibit 23(h)(3)(b)
23(h)(3)(b)
Expense Limitation Agreement — Amended Schedules A and B dated July 1, 2009

AMENDED SCHEDULE A
TRANSAMERICA FUNDS
OPERATING EXPENSE LIMITS
July 1, 2009
          This Agreement relates to the following Funds of the Company:

	MAXIMUM OPERATING
	EXPENSE LIMIT
FUND NAME	EFFECTIVE THROUGH	EXPENSE LIMIT
Transamerica AllianceBernstein International Value	March 1, 2010	1.13%
Transamerica American Century Large Company Value	March 1, 2010	None
Transamerica Asset Allocation — Conservative Portfolio	March 1, 2010	0.45%
Transamerica Asset Allocation — Growth Portfolio	March 1, 2010	0.45%
Transamerica Asset Allocation — Moderate Growth Portfolio	March 1, 2010	0.45%
Transamerica Asset Allocation — Moderate Portfolio	March 1, 2010	0.45%
Transamerica Balanced	March 1, 2010	1.45%
Transamerica BlackRock Global Allocation	March 1, 2010	1.00%
Transamerica BlackRock Large Cap Value	March 1, 2010	1.00%
Transamerica BlackRock Natural Resources	March 1, 2010	1.00%
Transamerica BNY Mellon Market Neutral Strategy	March 1, 2010	1.65%*
Transamerica Clarion Global Real Estate Securities	March 1, 2010	None
Transamerica Convertible Securities	March 1, 2010	1.35%
Transamerica Equity	March 1, 2010	1.17%
Transamerica Evergreen Health Care	March 1, 2010	None
Transamerica Evergreen International Small Cap	March 1, 2010	1.32%
Transamerica Federated Market Opportunity	March 1, 2010	1.05%
Transamerica Flexible Income	March 1, 2010	1.50%
Transamerica Growth Opportunities	March 1, 2010	1.40%
Transamerica High Yield Bond	March 1, 2010	1.24%
Transamerica Jennison Growth	March 1, 2010	None
Transamerica JPMorgan Core Bond	June 30, 2010	0.70%
Transamerica JPMorgan International Bond	March 1, 2010	0.75%
Transamerica JPMorgan Mid Cap Value	March 1, 2010	1.05%
Transamerica Legg Mason Partners All Cap	March 1, 2010	1.20%
Transamerica Loomis Sayles Bond	March 1, 2010	0.88%
Transamerica Marsico Growth	March 1, 2010	None
Transamerica Marsico International Growth	March 1, 2010	1.31%
Transamerica MFS International Equity	March 1, 2010	None
Transamerica Money Market	March 1, 2010	0.48%
Transamerica Multi-Manager Alternative Strategies Portfolio	March 1, 2010	0.55%
Transamerica Multi-Manager International Portfolio	March 1, 2010	0.45%
Transamerica Neuberger Berman International	March 1, 2010	1.25%
Transamerica Oppenheimer Developing Markets	March 1, 2010	1.45%
Transamerica Oppenheimer Small- & Mid-Cap Value	March 1, 2010	1.15%
Transamerica PIMCO Real Return TIPS	March 1, 2010	None
Transamerica PIMCO Total Return	March 1, 2010	None

	MAXIMUM OPERATING
	EXPENSE LIMIT
FUND NAME	EFFECTIVE THROUGH	EXPENSE LIMIT
Transamerica Schroders International Small Cap	March 1, 2010	1.27%
Transamerica Science & Technology	March 1, 2010	1.18%
Transamerica Short-Term Bond	March 1, 2010	0.85%**
Transamerica Small/Mid Cap Value	March 1, 2010	1.40%
Transamerica Templeton Global	March 1, 2010	1.20%
Transamerica Third Avenue Value	March 1, 2010	1.00%
Transamerica Thornburg International Value	March 1, 2010	1.35%
Transamerica UBS Dynamic Alpha	March 1, 2010	1.65%*
Transamerica UBS Large Cap Value	March 1, 2010	1.02%
Transamerica Value Balanced	March 1, 2010	1.20%
Transamerica Van Kampen Emerging Markets Debt	March 1, 2010	1.15%
Transamerica Van Kampen Mid-Cap Growth	March 1, 2010	1.00%
Transamerica Van Kampen Small Company Growth	March 1, 2010	1.15%
Transamerica WMC Emerging Markets	March 1, 2010	1.40%

*	Exclusive of dividend expense on short sales

**	Effective May 1, 2009, the Investment Manager agrees to further reduce the Fund Operating Expenses of Transamerica Short-Term Bond by waiving 0.10% of its investment management fees payable to it by Transamerica Short-Term Bond for one year through May 1, 2010. In addition, the Investment Manager agrees that 0.10% of the 0.35% 12b-1 fee applicable to Class A shares of Transamerica Short-Term Bond will be waived for one year through May 1, 2010.

AMENDED SCHEDULE B
TRANSAMERICA FUNDS
FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME
Transamerica AllianceBernstein International Value*
Transamerica Asset Allocation — Conservative Portfolio
Transamerica Asset Allocation — Growth Portfolio
Transamerica Asset Allocation — Moderate Growth Portfolio
Transamerica Asset Allocation — Moderate Portfolio
Transamerica Balanced
Transamerica BlackRock Global Allocation*
Transamerica BlackRock Large Cap Value
Transamerica BlackRock Natural Resources
Transamerica BNY Mellon Market Neutral Strategy
Transamerica Convertible Securities
Transamerica Equity*
Transamerica Evergreen International Small Cap
Transamerica Federated Market Opportunity*
Transamerica Flexible Income
Transamerica Growth Opportunities*
Transamerica High Yield Bond*
Transamerica JPMorgan Core Bond
Transamerica JPMorgan International Bond*
Transamerica JPMorgan Mid Cap Value
Transamerica Legg Mason Partners All Cap*
Transamerica Loomis Sayles Bond
Transamerica Marsico International Growth
Transamerica Money Market
Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Multi-Manager International Portfolio*
Transamerica Neuberger Berman International*
Transamerica Oppenheimer Developing Markets*
Transamerica Oppenheimer Small-& Mid-Cap Value
Transamerica Schroders International Small Cap
Transamerica Science & Technology
Transamerica Short-Term Bond
Transamerica Small/Mid Cap Value
Transamerica Templeton Global
Transamerica Third Avenue Value
Transamerica Thornburg International Value
Transamerica UBS Dynamic Alpha
Transamerica UBS Large Cap Value
Transamerica Value Balanced*
Transamerica Van Kampen Emerging Markets Debt
Transamerica Van Kampen Mid Cap Growth*
Transamerica Van Kampen Small Company Growth
Transamerica WMC Emerging Markets

*	The fund may not recapture any fees waived and/or reimbursed prior to March 1, 2008.